EXHIBIT 21

SUBSIDIARIES

OF

TELEDYNE TECHNOLOGIES INCORPORATED

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
DALSA Digital Cinema, Inc.**	Canada
DALSA Digital Cinema Holdings, Inc.	Delaware
DALSA Digital Cinema LA Ltd.	California
DALSA (Shanghai) Trading Co., Ltd.	China
Ensambles de Precision S.A. de C.V.	Mexico
Intelek Limited	United Kingdom
Intelek, Inc.	Delaware
Intelek Properties Limited	United Kingdom
Maple Imaging, LLC	Delaware
Maple Netherlands C.V.	Netherlands
Nova Research, Inc. **	California	Nova Sensors
Ocean Design Ltda.	Brazil	Teledyne ODI Brasil Teledyne Óleo & Gás
Reynolds Industries Limited	United Kingdom
Rhombi Holdings Limited	United Kingdom
Teledyne Australia Pty Ltd	Australia	Teledyne Defence Australia
Teledyne Brown Engineering, Inc.	Delaware
Teledyne C.M.L. Group Limited	United Kingdom
Teledyne CollaborX, Inc.	Colorado
Teledyne Cormon Limited*	United Kingdom
Teledyne Cormon Technology Limited*	United Kingdom
Teledyne DALSA, Inc.	Ontario, Canada
Teledyne DALSA B.V.	Netherlands
Teledyne DALSA Asia-Pacific Ltd.	Ontario, Canada
Teledyne DALSA Colorado Springs, Inc.	Delaware
Teledyne DALSA GmbH	Germany
Teledyne DALSA Holdings (USA), Inc.	Delaware
Teledyne DALSA Industrial Products, Inc.	Delaware
Teledyne DALSA K.K.	Japan
Teledyne DALSA Semiconductor Inc.	Ontario, Canada
Teledyne Defence Limited	United Kingdom
Teledyne Energy Systems, Inc.	Delaware
Teledyne France	France	Teledyne RD Instruments Europe
Teledyne Gavia ehf.	Iceland
Teledyne Germany GmbH	Germany

EXHIBIT 21

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne Instruments, Inc.	Delaware

• Teledyne Advanced Pollution Instrumentation

• Teledyne Analytical Instruments

• Teledyne Benthos

• Teledyne D.G. O’Brien

• Teledyne Geophysical Instruments

• Teledyne Hastings Instruments

• Teledyne Impulse

• Teledyne Isco

• Teledyne Monitor Labs

• Teledyne Leeman Labs

• Teledyne ODI

• Teledyne Oil & Gas

• Teledyne Taptone

• Teledyne Tekmar

• Teledyne Test Services

• Teledyne TSS

• Teledyne Webb Research

Teledyne Instruments Malaysia Sdn. Bhd.	Malaysia
Teledyne Labtech Limited	United Kingdom
Teledyne Limited	United Kingdom	• Teledyne Cormon • Teledyne Oil & Gas • Teledyne Reynolds UK
Teledyne Netherlands B.V.	Netherlands
Teledyne Monitor Labs P.R., Inc.	Puerto Rico
Teledyne Oil and Gas Limited*	United Kingdom
Teledyne Optimum Optical Systems, Inc.	California
Teledyne Paradise Datacom Limited	United Kingdom
Teledyne Paradise Datacom, LLC	Pennsylvania
Teledyne Properties Limited	United Kingdom
Teledyne Rad-icon Imaging Corp.	California
Teledyne RD Instruments, Inc.	Delaware	Teledyne Odom Hydrographic
Teledyne RD Technologies (Shanghai) Co., Ltd.	China
Teledyne Reynolds, Inc.	California
Teledyne RISI, Inc.	California
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Imaging Sensors Teledyne Judson Technologies Teledyne Scientific Company
Teledyne SG Brown Limited	United Kingdom
Teledyne Singapore Private Limited	Singapore
Teledyne Storm Products, Inc.	California	Teledyne Storm Cable Teledyne Storm Microwave
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies International Corp.	Delaware
Teledyne TSS Limited	United Kingdom
Teledyne UK Holdings, LLC	Delaware

EXHIBIT 21

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne VariSystems, Inc.	Alberta, Canada
Teledyne Wireless, LLC	Delaware	Teledyne Cougar Teledyne Cougar Components Teledyne Integrated Products Teledyne KW Microwave Teledyne MEC Teledyne Microwave Teledyne Microwave Solutions Teledyne TWT Products

*	Company inactive- to be liquidated
**	Majority Owned

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